EXHIBIT 5
APPLICATION FOR FIDELITY VARIABLE ANNUITY CONTRACT
ISSUED AND ADMINISTERED BY FIDELITY INVESTMENTS LIFE INSURANCE COMPANY
(FILI)
Complete this application and return it in the enclosed postage-paid envelope or send it to the
Variable Products Service Center, P. O. Box 000, Boston, Massachusetts
02109



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I PLEASE PROVIDE THE FOLLOWING INFORMATION                           IV WHICH PORTFOLIO(S) WOULD YOU LIKE?
 ABOUT THE PROPOSED ANNUITANT.                                       Allocate my initial purchase to the following portfolio(s).
 Name _______________________________                                The amounts allocated are in dollars or percentages (in
                    First                        Middle Initial      Last    whole numbers of not less than 10% or $500).
 Permanent Address ____________________                              Money Market Portfolio ___% or $_____________
                                                                     Number and Street High Income Portfolio ___% or ___________

 ___________________________________________________________         Equity-Income Portfolio ___% or $_____________
                         City                         State          Zip     Growth Portfolio  ___% or $_____________
  Home Phone (____) __________                                       Overseas Portfolio ___% or $_____________
  Business Phone (____) ___________                                  __________ TOTAL 100% or $_____________
 Sex: ____   Soc. Security No. _____________                         I understand the initial purchase is allocated to the
 Place of Birth _______ Date of Birth: ______                        Money Market Portfolio until the end of the free look
       City/State                Mo/Day/Year                         period.
 Occupation/Duties:_____________________

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II WHO WILL BE THE OWNER OF THIS CONTRACT?       V WHO WILL BE THE BENEFICIARY(IES) OF THIS CONTRACT?
   Proposed Annuitant                           (INDICATE FULL NAME AND RELATIONSHIP TO PROPOSED
   Other (If other, complete below)          ANNUITANT.)
 Name _______________________________        Primary Beneficiary(ies):
First      Middle Initial        Last        Name _____________________________________
 Permanent Address ____________________               First   Middle Initial        Last
                        No. and Street       Relationship to Proposed Annuitant _____________

 ____________________________________         Name  _____________________________________
 City     State         Zip                          First        Middle Initial    Last
 Home Phone (____) ____________________       Relationship to Proposed Annuitant _____________
 Business Phone (____) __________________
 Relationship to Proposed Annuitant ________  Will this contract replace or change an existing
 Soc. Sec. Or Tax ID No. _________________    insurance policy or annuity?  (If yes, list all companies
                                              and policy numbers on a separate page and attach).
                                                                  YES    NO

III HOW ARE YOU PAYING FOR YOUR CONTRACT?     VI PLEASE READ THESE SECTIONS AND SIGN ATTACHED PAGE.
 By check for Initial Purchase Amount $_____  SUITABILITY
  Check enclosed made payable to FILI.        BY SIGNING THE ATTACHED PAGE, YOU ACKNOWLEDGE
   By Exchange of Shares:  (See Exchange
                            Authorization.)   RECEIPT OF THE PROSPECTUS.  THE CONTRACT'S CASH
     from _________________  in ___________   SURRENDER VALUE MAY INCREASE OR DECREASE ON ANY
        FIDELITY FUND NAME ACCOUNT NUMBER     DAY DEPENDING UPON THE INVESTMENT RESULTS.  NO
     registered to _________________________  MINIMUM CONTRACT VALUE IS GUARANTEED.
                    Name
  By exchange of _________ (number) shares.
  By exchange of $________ amount of shares.

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FORM # FILI-AP-2/87

VI (Continued)
AGREEMENT
You agree that to the best of your knowledge and belief, all statements and answers in this application are complete and true and may be relied upon in determining whether to issue the contract. Your answers will form a part of any contract to be issued, and to registered representative has authority to modify this agreement or waive any of FILI's rights or requirements.
We will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this contract is delivered.
Signed at ________________________________________  on
______________________________________________
  City, State        Date
________________________________________________
______________________________________________
  Proposed Annuitant       Witness
________________________________________________
______________________________________________
 Applicant/Owner (if other than Proposed Annuitant)     Witness
__________________________________________________________________________
______________________
EXCHANGE AUTHORIZATION If you are purchasing the contract by exchange of shares, AND the Fidelity Fund is registered other than the Applicant or Proposed Annuitant then complete below:
____________________________  ____________________________
___________________________
PRINT NAME OF FIDELITY FUND OWNER(S) FIDELITY FUND OWNER SIGNATURE JOINT OWNER SIGNATURE
Signature Guaranteed By: _______________________________________________
Guaranteed by: _______________________________________________
          Name of Bank or Firm      Signature of Officer and Title
YOUR SIGNATURE MUST BE GUARANTEED BY A NATIONAL BANK, OR STATE CHARTERED COMMERCIAL BANK OR TRUST COMPANY EXCEPT A SAVINGS BANK) OR BY ANY MEMBER FIRM OF THE NEW YORK, AMERICAN, BOSTON, MIDWEST OR PACIFIC STOCK EXCHANGE.